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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Amendment No. 1 to Registration Statement Number 333-132931 of Caliper Life Sciences, Inc. on Form S-4 of our report dated March 23, 2006, relating to the consolidated financial statements and financial statement schedule as of December 31, 2005 and December 31, 2004, and for each of the three years in the period ended December 31, 2005 of Xenogen Corporation and its subsidiary appearing in the prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

                              /s/ Deloitte & Touche LLP

                              San Francisco, California
                              May 22, 2006

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM